EXHIBIT 10.3
Execution

PERFORMANCE GUARANTEE
This Performance Guarantee is made as of December 16, 2014 by Wintrust Financial Corporation (the “Performance Guarantor”) in favour of CIBC Mellon Trust Company, in its capacity as trustee of PLAZA Trust (the “Purchaser”).
WHEREAS First Insurance Funding of Canada Inc. (“Seller” and, in its capacity as servicer, the “Servicer”) and the Purchaser entered into a receivables purchase agreement dated as of the date hereof (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “RPA”).
AND WHEREAS the Performance Guarantor has agreed to provide this performance guarantee on the terms and conditions set out herein.
NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the respective meanings specified in the RPA.

2.
Performance of Obligations. The Performance Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due performance, payment and observation of all the obligations, covenants and agreements of the Seller and/or the Servicer contained in the RPA and the other Transaction Documents (the “Obligations”), and in the event of any failure of Seller or the Servicer, to perform any of such Obligations, the Performance Guarantor hereby covenants to assume and perform or cause to be performed all of such Obligations. The Performance Guarantor acknowledges that the Purchaser may proceed to enforce the obligations of Performance Guarantor under this Section 2 without first pursuing or exhausting any right or remedy it may have against Seller or the Servicer under the RPA and the other Transaction Documents.

3.
Guarantee Unconditional. The obligations of the Performance Guarantor under this Guarantee are continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, diminished, limited, impaired or otherwise affected by (and the Performance Guarantor hereby waives, to the fullest extent permitted by applicable law):

(a)	any extension, other indulgence, renewal, compromise or subordination in respect of any Obligation or any part thereof or any agreement relating thereto;

(b)	any modification or amendment of or supplement to the Obligations made in accordance with the RPA and the other Transaction Documents or otherwise;

(c)	any change in the existence, structure, constitution, name, objects, powers, business or control of Seller or the Servicer;

(d)
the existence of any claim, set-off or other rights which the Performance Guarantor may have at any time against Seller, the Servicer or the Purchaser or any other person, whether in connection herewith or any unrelated transactions;

(e)
any invalidity, illegality or unenforceability relating to or against Seller or the Servicer or any provision of applicable law or regulation purporting to prohibit the payment or performance by Seller or the Servicer of any Obligation;

(f)	any limitation, postponement, prohibition, subordination or other restriction on the right of the Purchaser to payment and performance of the Obligations;

(g)	any release, substitution or addition of any co-signer, endorser or other guarantor of any of the Obligations;

(h)
any defence arising by reason of any failure by the Purchaser to make any presentment, demand for performance, notice of non-performance, protest or any other notice, including notice of any of the following: acceptance of this Guarantee, partial payment or non-payment, a partial performance or nonperformance of all or any part of the Obligations and the existence, creation or incurring of new or additional Obligations;

(i)	any defence arising by reason of any failure by the Purchaser to proceed against Seller or the Servicer or any other person or to pursue any other remedy in the power of the Purchaser whatsoever;

(j)
any defence arising by reason of any incapacity, lack of authority or other defence of Seller or the Servicer or by reason of any limitation, postponement, prohibition on the Purchaser’s right to payment or performance of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of Seller or the Servicer, with respect to all or any part of the Obligations;

(k)
any other act or omission to act or delay of any kind by Seller, the Servicer or the Purchaser or any other person, or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 4, constitute a defense available to discharge, limit or reduce the Performance Guarantor’s obligations hereunder (other than the payment or performance and extinguishment in full of all of the Obligations).

The foregoing provisions apply (and the foregoing waivers by the Performance Guarantor will be effective) even if the effect of any action (or failure to take action) by the Purchaser is to destroy or diminish the Performance Guarantor’s subrogation rights, the Performance Guarantor’s right to proceed against Seller or the Servicer for reimbursement, the Performance Guarantor’s right to recover contribution from any other guarantor or any other right or remedy which may be available to the Performance Guarantor.

4.
No Subrogation. Until all of the Obligations have been paid or performed in full, the Performance Guarantor shall have no right of subrogation to, and waives, to the fullest extent permitted by law, any right to enforce any remedy which the Purchaser now has or may hereafter have against Seller or the Servicer in respect of the Obligations and the Performance Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by the Purchaser for the Obligations.

5.
Reinstatement. If, at any time, all or any part of any payment previously applied by the Purchaser to any Obligation is or must be rescinded or returned by the Purchaser for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Seller or the Servicer), such Obligation shall, for purposes of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Purchaser, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligation, all as though such application by the Purchaser had not been made.

6.
Representations and Warranties. The Performance Guarantor represents and warrants to the Purchaser, upon each of which representations and warranties the Purchaser specifically relies in carrying out the transactions contemplated by the RPA and the other Transaction Documents from time to time and which will survive the completion of such transactions by the Purchaser, as the case may be, that as at the date hereof:

(a)
it (i) is a corporation incorporated and existing under the laws of the State of Illinois; and (ii) has the corporate power and authority to enter into and perform its obligations under this Guarantee;

(b)	it has full power and authority to own its properties and assets and is duly qualified to carry on business;

(c)	the execution, delivery of and performance by the Performance Guarantor of this Guarantee has been duly authorized by all necessary action on the part of the Performance Guarantor;

(d)
this Guarantee has been duly executed and delivered by the Performance Guarantor and constitutes a legally valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights and to the fact that injunction and specific performance are equitable remedies available only in the discretion of the court;

(e)	the execution and delivery of this Guarantee and compliance with the terms and conditions of it:

(i)	will not result in a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of the Performance Guarantor’s constating documents;

(ii)	will not result in a violation of any applicable law, rule, regulation, order, judgment, injunction, award or decree;

(iii)
will not result in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which the Performance Guarantor is a party or by which it is bound;

(iv)	will not require any approval or consent of, or any notice to or filing with, any governmental authority having jurisdiction except such as has already been obtained; and

(v)	will not result in or require the creation of any adverse claim upon or with respect to any of the Performance Guarantor’s properties; and

(f)
there are no actions, suits or proceedings pending or, to the knowledge of the Performance Guarantor, threatened against or affecting the Performance Guarantor or any of its undertakings and assets, at law, in equity or before any arbitrator or before or by any governmental department, body, commission, board, bureau, agency or instrumentality having jurisdiction in respect of which there is a reasonable likelihood of a determination adverse to the Performance Guarantor and which would, if determined adversely, reasonably be expected to materially and adversely affect the ability of the Performance Guarantor to perform any of its obligations under this Guarantee and the Performance Guarantor is not in default with respect to any law, regulation, order, writ, judgment, injunction or award of any competent government, commission, board, agency, court, arbitrator or instrumentality which would have such an effect.

7.
Costs and Expenses. The Performance Guarantor shall pay all reasonable out-of-pocket costs and expenses of the Purchaser (including without limitation reasonable legal fees and documented disbursements) in connection with the enforcement of the obligations of the Performance Guarantor under this Guarantee.

8.	Successor. The agreement herein set forth shall be binding upon, and enure to the benefit of the Performance Guarantor and the Purchaser and their respective successors and permitted assigns.

9.
Assignment. The Performance Guarantor shall not assign or transfer its rights or delegate its duties under this Guarantee. The Purchaser shall be permitted to assign the benefits of this Guarantee pursuant to and in accordance with the terms and conditions of the RPA.

10.
Waiver. The Performance Guarantor hereby waives any failure or delay on the part of the Purchaser, as the case may be, or any other Person in asserting or enforcing any rights or in making any claims or demands hereunder.

11.	Execution in Counterparts. This Guarantee may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

12.	Governing Law. This Guarantee shall be governed and construed in accordance with the laws of the province of Ontario.

[Signature Page Follows]
DATED as of the 16th day of December, 2014.

WINTRUST FINANCIAL CORPORATION
By:	/s/David A. Dykstra
Name: David A. Dykjstra
Title: Senior EVP and Chief Operating Officer

By:	/s/Lisa J. Pattis
Name: Lisa J. Pattis
Title: EVP, General Counsel and Corporate Secretary